Exhibit 99.1

Vertex Reports Fourth Quarter and Full-Year 2011 Financial Results

-Successful launch of INCIVEK (telaprevir) for hepatitis C and recent approval of KALYDECO (ivacaftor) for cystic fibrosis position Vertex for continued growth, earnings and cashflow-

Cambridge, MA, February 2, 2011 — Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX) today reported consolidated financial results for the fourth quarter and full-year ended December 31, 2011.

“The successful launch of INCIVEK in hepatitis C and rapid approval of KALYDECO for people with a specific type of cystic fibrosis underscore our ability to discover and develop breakthrough new medicines and to bring them to patients,” said Jeffrey Leiden, M.D., Ph.D., President and Chief Executive Officer of Vertex.  “We will continue to advance our pipeline of eight other potential medicines and expect to generate proof-of-concept data for many of these programs throughout 2012.  With two approved medicines and a diverse pipeline, Vertex is well-positioned to become a global business focused on creating additional medicines for people with serious diseases.”

Development Program Updates

On January 8, 2012, Vertex provided a comprehensive update on the status of its development programs.  The company today provided the following additional updates:

•                  FDA Approval of KALYDECO:  On Tuesday, Vertex announced that the U.S. Food and Drug Administration (FDA) approved KALYDECOTM (ivacaftor), the first medicine to treat the underlying cause of cystic fibrosis (CF).  KALYDECO was approved for people with cystic fibrosis ages 6 and older who have at least one copy of the G551D mutation in the cystic fibrosis transmembrane conductance regulator (CFTR) gene.  The approval of KALYDECO was one of the fastest approvals ever by the FDA and marks the second approval of a new medicine from Vertex within the past nine months.  Vertex today announced it has begun shipping KALYDECO to pharmacies in the United States.

•                  Global Availability of INCIVEK for Hepatitis C:  INCIVEK® (telaprevir) is now approved in the United States for certain adults with hepatitis C and in multiple countries outside the United States.  Vertex has exclusive rights to INCIVEK in the United States and Canada.  Vertex’s collaborator, Janssen, is marketing telaprevir in Europe as INCIVO®.  INCIVO is now available in the U.K., Germany, France, Sweden, Austria, Finland, Denmark, Switzerland and Norway.  Vertex’s collaborator Mitsubishi Tanabe Pharma has rights in Japan, where telaprevir is being marketed as TELAVIC®.

•                  Study of Second Corrector VX-661 Underway for Cystic Fibrosis: Vertex recently initiated a Phase 2 study of VX-661, a second CFTR corrector. The study will evaluate VX-661 as monotherapy followed by dosing of VX-661 in combination with KALYDECO in people with two copies of the F508del mutation.  According to the 2010 Cystic Fibrosis Foundation Patient Registry Annual Data Report, approximately 48 percent of the total CF patient population in the United States have two copies of the F508del mutation and an additional 40 percent of the total CF patient population have one copy of the F508del mutation.  A Phase 2 study of the CFTR corrector VX-809 dosed in combination with KALYDECO is also ongoing. Data from the study with VX-809 are expected mid-year, followed by data from the study with VX-661 later in 2012.

•                  Other Ongoing and Planned Clinical Studies for 2012:

•                  Cystic Fibrosis:  Vertex plans to conduct three additional studies of KALYDECO that will enroll children with CF as young as two years of age and people with CF who have certain CFTR mutations that were not evaluated in the previous Phase 3 studies.

•                  Hepatitis C:  Vertex expects to have on-treatment and SVR4 data from the all-oral, interferon-free arms (VX-222, INCIVEK and ribavirin) of the Phase 2 ZENITH study in the first quarter of 2012.    Vertex expects to have the first data from Phase 1 safety and 7-day viral kinetic studies of the nucleotide analogues ALS-2200 and ALS-2158 in healthy volunteers and people with genotype 1 hepatitis C in the second quarter of 2012.  Data from studies in other genotypes are expected later in 2012.  Following these Phase 1 studies, Vertex plans to conduct Phase 2 studies that are expected to evaluate combination regimens of ALS-2200 or ALS-2158 with INCIVEK or VX-222, potential dual nucleotide regimens and other interferon-free combination regimens that may also include ribavirin.

•                  Rheumatoid Arthritis:  Pending final regulatory feedback, Vertex plans to initiate a global Phase 2b study of VX-509 in people with moderate to severe rheumatoid arthritis that will evaluate once and twice-daily dosing in combination with methotrexate.

•                  Influenza:  Following the completion of Phase 1 studies in healthy volunteers, Vertex plans to begin a Phase 2a study of VX-787 in influenza.

Fourth Quarter 2011 Financial Results

Total Revenues:  Total revenues for the fourth quarter of 2011 were $563.3 million, compared with $65.5 million in total revenues for the fourth quarter of 2010.  The increase in total revenues for the fourth quarter of 2011 was primarily driven by INCIVEK net revenues of $456.8 million and a $65.0 million milestone payment from Mitsubishi Tanabe related to approval and commercialization of TELAVIC in Japan.

Net Product Revenues from INCIVEK: Net product revenues for INCIVEK for the fourth quarter of 2011 were $456.8 million.  Vertex reported $419.6 million in net product revenues for INCIVEK in the third quarter of 2011.

Research and Development (R&D) Expenses:  R&D expenses for the fourth quarter of 2011 were $186.4 million, including $18.2 million of Vertex stock-based compensation expense and $1.8 million in Alios expenses related to the accounting for the collaboration with Vertex, compared to $168.9 million for the fourth quarter of 2010, including $16.2 million of stock-based compensation expense.  The increase in Vertex’s R&D investment is principally due to the company’s continued investment in its R&D pipeline, including preparation for the initiation of multiple clinical trials planned for 2012.

Sales, general and administrative (SG&A) expenses:  SG&A expenses for the fourth quarter of 2011 were $121.9 million, including $11.1 million of stock-based compensation expense and $1.3 million in Alios expenses related to the accounting for the collaboration with Vertex, compared to $62.5 million for 2010, including $7.4 million of stock-based compensation expense. This increase reflects the expansion of the company’s commercial organization to support both INCIVEK for the treatment of hepatitis C and KALYDECO for the treatment of cystic fibrosis and costs related to the commercial launch of INCIVEK.

GAAP Net Income (Loss) Attributable to Vertex:  Vertex’s GAAP net income for the fourth quarter of 2011 was $158.6 million, or $0.74 per diluted share. The GAAP net loss for 2010 was $180.4 million, or $0.90 per diluted share.

Non-GAAP Net Income (Loss) Attributable to Vertex:  Vertex’s non-GAAP net income for the fourth quarter of 2011, was $185.2 million, or $0.86 per diluted share. The non-GAAP net loss for the fourth quarter of 2010 was $148.5 million, or $0.74 per diluted share.

Cash Position:  At December 31, 2011, Vertex had $968.9 million in cash, cash equivalents and marketable securities.

Full-Year 2011 Financial Results

Total Revenues: Total revenues for 2011 were $1.4 billion, compared with $143.4 million in total revenues for 2010. The increase in total revenues was primarily driven by 2011 INCIVEK net revenues of $950.9 million and approximately $315.0 million in collaborative milestone payments, including $250.0 million in collaborative milestone payments from Janssen and a $65.0 million milestone payment from Mitsubishi Tanabe related to approval and commercialization of TELAVIC in Japan.

Net Product Revenues from INCIVEK:  Following the approval of INCIVEK on May 23, 2011, Vertex’s 2011 net product revenues for INCIVEK were $950.9 million.

Research and Development (R&D) Expenses:  R&D expenses for 2011 were $707.7 million, including $75.4 million of stock-based compensation expense and $5.2 million in Alios expenses related to the accounting for the collaboration with Vertex, compared to $637.4 million for 2010, including $65.2 million of stock-based compensation expense.  The increase in Vertex’s R&D investment is principally due to the company’s continued investment in its R&D pipeline, including preparation for the initiation of multiple clinical trials planned for 2012.

Sales, general and administrative (SG&A) expenses:  SG&A expenses for 2011 were $400.7 million, including $42.6 million of stock-based compensation expense and $4.0 million in Alios expenses related to the accounting for the collaboration with Vertex, compared to $187.8 million for 2010, including $25.9 million of stock-based compensation expense. This increase reflects the expansion of the company’s commercial organization to support both INCIVEK for the treatment of hepatitis C and KALYDECO for the treatment of cystic fibrosis and costs related to the commercial launch of INCIVEK.

GAAP Net Income (Loss) Attributable to Vertex:  Vertex’s GAAP net income for 2011 was $29.6 million, or $0.14 per diluted share. The GAAP net loss for 2010 was $754.6 million, or $3.77 per diluted share.

Non-GAAP Net Income (Loss) Attributable to Vertex:  Vertex’s non-GAAP net income for 2011 was $16.1 million, or $0.08 per diluted share, compared to a non-GAAP net loss of $605.7 million, or $3.02 per diluted share, for 2010.

2012 Financial Guidance

“With the launch of INCIVEK and KALYDECO, Vertex is positioned to deliver significant earnings while we continue to invest to support the growth of our business,” said Ian Smith, Executive Vice President and Chief Financial Officer for Vertex.  “Throughout 2012, we will maintain a focus on balancing our revenues with the investment required to drive continued innovation in our pipeline and cashflow for our business so that we can discover and develop new medicines for patients and deliver value for our shareholders.”

This section contains forward-looking guidance about the financial outlook for Vertex Pharmaceuticals.

Full-Year INCIVEK Revenues:  Vertex expects that full-year 2012 INCIVEK net revenues will be in the range of $1.5 billion to $1.7 billion.

Total Operating Expenses: Vertex expects 2012 total operating expenses, excluding cost of revenues, stock-based compensation expense and Alios expenses related to the accounting for the collaboration with Vertex, to be in the range of $1.03 billion to $1.13 billion.  The principal operating expenses are:

•                  R&D Expenses:  Vertex expects that full-year 2012 R&D expenses will be in the range of $690 million to $760 million.  The principal R&D expenses relate to development activities for studies of potential all-oral, interferon-free regimens for hepatitis C, additional studies of KALYDECO, both as monotherapy and in combination with VX-809 and VX-661, development activities for VX-509 in rheumatoid arthritis and VX-787 for the treatment of influenza, and continued development investment in INCIVEK post-marketing commitment studies.

•                  SG&A Expense: Vertex expects that full-year 2012 SG&A expense will be in the range of $340 million to $370 million.  The SG&A expense is primarily driven by continued sales and marketing support for INCIVEK in hepatitis C and activities related to the launch and commercial support for KALYDECO for cystic fibrosis.

Non-GAAP Financial Measures

In this press release, Vertex’s financial results and financial guidance are provided both in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. In particular, Vertex provides its fourth quarter and full-year 2011 net income and fourth quarter and full-year 2010 net loss excluding stock-based compensation expense, restructuring expense (credit), any revenues and expenses related to certain September 2009 financial transactions, any intangible asset impairment charge, net of tax, commercial milestone payments, and items related to Vertex’s collaboration with Alios.  These results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the company’s business, are important in comparing current results with prior period results and provide additional information regarding its financial position. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, and to manage the company’s business and to evaluate its performance. A reconciliation of the other non-GAAP financial results to GAAP financial results is included in the attached financial statements.

Vertex Pharmaceuticals Incorporated

Fourth Quarter and Twelve Months Results

Consolidated Statements of Operations Data

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues:
Product revenues, net	$456,759	$—	$950,889	$—
Royalty revenues	25,405	8,402	50,015	30,244
Collaborative revenues	81,176	57,122	409,722	113,126
Total revenues	563,340	65,524	1,410,626	143,370

Costs and expenses:
Cost of product revenues	22,936	—	63,625	—
Royalty expenses	7,191	3,049	16,880	12,730
Research and development expenses (R&D)	186,438	168,888	707,706	637,416
Sales, general & administrative expenses (SG&A)	121,881	62,478	400,721	187,800
Restructuring expense (credit)	992	(2,257)	2,074	1,501
Intangible asset impairment charge (Note 3)	—	—	105,800	—
Total costs and expenses	339,438	232,158	1,296,806	839,447
Income (loss) from operations	223,902	(166,634)	113,820	(696,077)

Net interest expense (Note 2)	(12,233)	(7,163)	(36,574)	(17,320)
Change in fair value of derivative instruments (Note 2)	(868)	(6,595)	(16,801)	(41,229)
Income (loss) before provision for income taxes	210,801	(180,392)	60,445	(754,626)
Provision for income taxes (Note 3)	22,660	—	19,266	—
Net income (loss)	188,141	(180,392)	41,179	(754,626)
Net income attributable to noncontrolling interest (Note 1)	29,512	—	11,605	—
Net income (loss) attributable to Vertex	$158,629	$(180,392)	$29,574	$(754,626)

Net income (loss) per share attributable to Vertex common shareholders:
Basic	$0.76	$(0.90)	$0.14	$(3.77)
Diluted	$0.74	$(0.90)	$0.14	$(3.77)

Shares used in per share calculations:
Basic	206,758	201,355	204,891	200,402
Diluted	217,602	201,355	208,807	200,402

Reconciliation of GAAP to Non-GAAP Financial Information-Fourth Quarter

(in thousands, except per share amounts)

(unaudited)

Three Months Ended December 31, 2011

	Adjustments
	GAAP	Alios Transaction	Stock-based Compensation Expense	September 2009 Financial Transactions	Mitsubishi Tanabe Milestone	Restructuring Expense	Non-GAAP
Revenues	$563,340	$—	$—	$—	$(65,000)	$—	$498,340
Operating costs and expenses	339,438	(3,119)	(29,278)	—	—	(992)	306,049
Income from operations	223,902	3,119	29,278	—	(65,000)	992	192,291
Other income and expenses	(13,101)	358	—	8,798	—	—	(3,945)
Income before provision for income taxes	210,801	3,477	29,278	8,798	(65,000)	992	188,346
Provision for income taxes	22,660	(19,511)	—	—	—	—	3,149
Net income	$188,141	$22,988	$29,278	$8,798	$(65,000)	$992	$185,197
Net income attributable to noncontrolling interest (Alios)	29,512	(29,512)	—	—	—	—	—
Net income attributable to Vertex	$158,629	$52,500	$29,278	$8,798	$(65,000)	$992	$185,197
Net income per share attributable to Vertex common shareholders:
Basic	$0.76						$0.89
Diluted	$0.74						$0.86
Shares used in per share calculations:
Basic	206,758						206,758
Diluted	217,602						217,602

Three Months Ended December 31, 2010

	Adjustments
	GAAP	Alios Transaction	Stock-based Compensation Expense	September 2009 Financial Transactions	Mitsubishi Tanabe Milestone	Restructuring Expense	Non-GAAP
Revenues	$65,524	$—	$—	$—	$—	$—	$65,524
Operating costs and expenses	232,158	—	(23,574)	—	—	2,257	210,841
Loss from operations	(166,634)	—	23,574	—	—	(2,257)	(145,317)
Other income and expenses	(13,758)	—	—	10,551	—	—	(3,207)
Net loss attributable to Vertex	$(180,392)	$—	$23,574	$10,551	$—	$(2,257)	$(148,524)
Net loss per share attributable to Vertex common shareholders:
Basic	$(0.90)						$(0.74)
Diluted	$(0.90)						$(0.74)
Shares used in per share calculations:
Basic	201,355						201,355
Diluted	201,355						201,355

Reconciliation of GAAP to Non-GAAP Financial Information-Twelve Months

(in thousands, except per share amounts)

(unaudited)

Twelve Months Ended December 31, 2011

	Adjustments
	GAAP	Alios Transaction	Stock-based Compensation Expense	September 2009 Financial Transactions	Mitsubishi Tanabe Milestone	Intangible Asset Impairment Charge, Net of Tax	Restructuring Expense	Non-GAAP
Revenues	$1,410,626	$—	$—	$(250,000)	$(65,000)	$—	$—	$1,095,626
Operating costs and expenses	1,296,806	(9,178)	(117,922)	—	—	(105,800)	(2,074)	1,061,832
Income from operations	113,820	9,178	117,922	(250,000)	(65,000)	105,800	2,074	33,794
Other income and expenses	(53,375)	358	—	38,488	—	—	—	(14,529)
Income before provision for income taxes	60,445	9,536	117,922	(211,512)	(65,000)	105,800	2,074	19,265
Provision for income taxes	19,266	(48,809)	—	—	—	32,692	—	3,149
Net income	$41,179	$58,345	$117,922	$(211,512)	$(65,000)	$73,108	$2,074	$16,116
Net income attributable to noncontrolling interest (Alios)	11,605	(11,605)	—	—	—	—	—	—
Net income attributable to Vertex	$29,574	$69,950	$117,922	$(211,512)	$(65,000)	$73,108	$2,074	$16,116
Net income per share attributable to Vertex common shareholders:
Basic	$0.14							$0.08
Diluted	$0.14							$0.08
Shares used in per share calculations:
Basic	204,891							204,891
Diluted	208,807							208,807

Twelve Months Ended December 31, 2010

	Adjustments
	GAAP	Alios Transaction	Stock-based Compensation Expense	September 2009 Financial Transactions	Mitsubishi Tanabe Milestone	Intangible Asset Impairment Charge, Net of Tax	Restructuring Expense	Non-GAAP
Revenues	$143,370	$—	$—	$—	$—	$—	$—	$143,370
Operating costs and expenses	839,447	—	(91,124)	—	—	—	(1,501)	746,822
Loss from operations	(696,077)	—	91,124	—	—	—	1,501	(603,452)
Other income and expenses	(58,549)	—	—	56,297	—	—	—	(2,252)
Net loss attributable to Vertex	$(754,626)	$—	$91,124	$56,297	$—	$—	$1,501	$(605,704)
Net loss per share attributable to Vertex common shareholders:
Basic	$(3.77)							$(3.02)
Diluted	$(3.77)							$(3.02)
Shares used in per share calculations:
Basic	200,402							200,402
Diluted	200,402							200,402

Condensed Consolidated Balance Sheets Data

(in thousands)

(unaudited)

	December 31, 2011	December 31, 2010

Assets
Cash, cash equivalents and marketable securities	$968,922	$1,031,411
Restricted cash and cash equivalents (Alios) (Note 1)	51,878	—
Accounts receivable, net	183,135	12,529
Inventories	112,430	—
Other current assets	14,889	13,099
Property and equipment, net	133,176	72,333
Restricted cash	34,090	34,090
Intangible assets (Note 3)	663,500	518,700
Goodwill (Note 3)	30,992	26,102
Other non-current assets	11,268	17,182
Total assets	$2,204,280	$1,725,446

Liabilities and Shareholders’ Equity
Other liabilities	$405,616	$182,142
Accrued restructuring expense	26,313	29,595
Deferred tax liability (Note 3)	243,707	160,278
Deferred revenues	163,132	234,668
Convertible notes (due 2015)	400,000	400,000
Liabilities related to milestone transactions (Note 2)	—	214,790
Noncontrolling interest (Alios) (Note 1)	178,669	—
Shareholders’ equity (Vertex)	786,843	503,973
Total liabilities and shareholders’ equity	$2,204,280	$1,725,446
Common shares outstanding	209,304	203,523

Note 1: The company has consolidated the financial statements of its collaborator Alios BioPharma, Inc., as of December 31, 2011 and for the period from June 13, 2011 through December 31, 2011.  The Company’s interest and obligations with respect to Alios’ assets and liabilities are limited to those accorded to the company in its collaboration agreement with Alios.  Restricted cash and cash equivalents (Alios) reflects Alios’ cash and cash equivalents, which Vertex does not have any interest in and which will not be used to fund the collaboration.  Increases (decreases) in the fair value of contingent milestone and royalty payments result in gains (losses) attributable to the noncontrolling interest (Alios), which decrease (increase) net income attributable to Vertex on the Consolidated Statements of Operations Data.

Note 2:  A portion of the collaborative revenues, the change in fair value of derivative instruments and a portion of the net interest expense reflected in the Consolidated Statements of Operations Data, and the liabilities related to milestone transactions reflected in the Condensed Consolidated Balance Sheets Data as of December 31, 2010, relate to two financial transactions that the company entered into in September 2009 relating to milestone payments under the company’s collaboration agreement with Janssen Pharmaceutica, N.V.  In 2011, the company earned $250.0 million in milestone payments from its collaborator, Janssen, which are reflected in total collaborative revenues in the Consolidated Statements of Operations Data.  During 2011, $155.0 million of these milestone payments was used to redeem $155.0 million in outstanding debt and the remaining $95.0 million was paid directly to the purchaser of the rights to the $95.0 million in payments.

Note 3:  The intangible assets, the goodwill and the deferred tax liability reflected in the Condensed Consolidated Balance Sheets Data relate to the company’s acquisition of ViroChem Pharma Inc. in 2009 and the company’s collaboration agreement with Alios in 2011.  The company recorded $250.6 million of in-process research and development as an intangible asset and $4.9 million of goodwill related to the Alios collaboration.

In the third quarter of 2011 the company determined that the value of VX-759, which was a back-up to VX-222, had become impaired and that the fair value of VX-759 was zero as of September 30, 2011, resulting in a $105.8 million impairment charge.  In connection with this impairment charge, the company recorded a credit of $32.7 million in its provision for income taxes.

About Vertex

Vertex creates new possibilities in medicine. Our team discovers, develops and commercializes innovative therapies so people with serious diseases can lead better lives.

Vertex scientists and our collaborators are working on new medicines to cure or significantly advance the treatment of hepatitis C, cystic fibrosis, rheumatoid arthritis, epilepsy and other life-threatening diseases.

Founded more than 20 years ago in Cambridge, MA, we now have ongoing worldwide research programs and sites in the U.S., U.K. and Canada. Today, Vertex has more than 2,000 employees around the world, and Science magazine named Vertex number one on its 2011 list of Top Employers in the life sciences.

Vertex’s press releases are available at www.vrtx.com.

Indication and Important Safety Information for KALYDECO

KALYDECO is a prescription medicine used for the treatment of cystic fibrosis (CF) in patients ages 6 years and older who have a certain mutation in their CF gene called the G551D mutation.

KALYDECO is not for use in people with CF due to other mutations in the CF gene. It is not effective in CF patients with two copies of the F508del mutation (F508del/F508del) in the CF gene.

It is not known if KALYDECO is safe and effective in children under 6 years of age.

KALYDECO should not be used with certain medicines, including the antibiotics rifampin and rifabutin; seizure medications (phenobarbital, carbamazepine, or phenytoin); and the herbal supplement St. John’s Wort.

KALYDECO can cause serious side effects. High liver enzymes in the blood have occurred in patients taking KALYDECO. Regular assessment is recommended.

The most common side effects associated with KALYDECO include headache; upper respiratory tract infection (common cold) including sore throat, nasal or sinus congestion, and runny nose; stomach (abdominal) pain; diarrhea; rash; nausea; and dizziness.

These are not all the possible side effects of KALYDECO. Patients should tell their healthcare providers about any side effect that bothers them or doesn’t go away.

Please see full Prescribing Information for KALYDECO at www.KALYDECO.com.

Indication and Important Safety Information for INCIVEK

INCIVEK™ (telaprevir) is a prescription medicine used with the medicines peginterferon alfa and ribavirin to treat chronic (lasting a long time) hepatitis C genotype 1 infection in adults with stable liver problems, who have not been treated before or who have failed previous treatment. It is not known if INCIVEK is safe and effective in children under 18 years of age.

INCIVEK should always be taken in combination with peginterferon alfa and ribavirin. Ribavirin may cause birth defects or death of an unborn baby. Therefore, a patient should not take INCIVEK combination treatment if she is pregnant or may become pregnant, or if he is a man with a sexual partner who is pregnant. Patients must use two forms of effective birth control during treatment and for the 6 months after treatment with these medicines. Hormonal forms of birth control, including birth control pills, vaginal rings, implants or injections, may not work during treatment with INCIVEK.

INCIVEK and other medicines can affect each other and can also cause side effects that can be serious or life threatening. There are certain medicines patients cannot take with INCIVEK combination treatment. Patients should tell their healthcare providers about all the medicines they take, including prescription and non-prescription medicines, vitamins and herbal supplements.

INCIVEK can cause serious side effects including skin reactions, rash and anemia that can be severe. The most common side effects of INCIVEK include itching, nausea, diarrhea, vomiting, anal or rectal problems, taste changes and tiredness. There are other possible side effects of INCIVEK, and side effects associated with peginterferon alfa and ribavirin also apply to INCIVEK combination treatment. Patients should tell their healthcare providers about any side effect that bothers them or doesn’t go away.

Please see full Prescribing Information for INCIVEK including the Medication Guide, available at www.INCIVEK.com.

Special Note Regarding Forward-looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including Dr. Leiden’s statements in the second paragraph of the press release, Mr. Smith’s statements in the paragraph following the caption “2012 Financial Guidance,” the information provided in the four paragraphs following the statement “This section contains forward-looking guidance about the financial outlook for Vertex Pharmaceuticals” and statements regarding (i) Vertex being positioned for growth, earnings and cashflow; (ii) the expected timing of data from (A) studies of VX-809 and VX-661, in each case dosed in combination with KALYDECO, (B) studies of ALS-2200 and ALS-2158 and (C) the ZENITH study; and (iii) the plans to conduct additional studies of KALYDECO, Phase 2 studies of ALS-2200 or ALS-2158 with VX-222 or INCIVEK, a global Phase 2b study of VX-509 and a Phase 2a study of VX-787. While Vertex believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Those risks and uncertainties include, among other things, that the outcomes for each of Vertex’s ongoing and planned clinical trials and studies may not be favorable, that the company’s expectations regarding its 2012 INCIVEK revenues and/or operating expenses may be incorrect (including because one or more of the company’s assumptions underlying its revenue or expense expectations may not be realized) and other risks listed under Risk Factors in Vertex’s annual report and quarterly reports filed with the Securities and Exchange Commission and available through the company’s website at www.vrtx.com. Vertex disclaims any obligation to update the information contained in this press release as new information becomes available.

Conference Call Information

Vertex will host a conference call and webcast today, February 2, 2012 at 5:00 p.m. ET to review financial results and recent developments. The conference call will be webcast live and a link to the webcast may be accessed from the ‘Events & Presentations’ page of Vertex’s website at www.vrtx.com.

To listen to the live call on the telephone, dial 1-877-250-8889 (United States and Canada) or 1-720-545-0001 (International). To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the scheduled webcast.

The conference ID number for the live call and replay is 40883608.

The call will be available for replay via telephone commencing February 2, 2012 at 8:00 p.m. ET running through 5:00 p.m. ET on February 9, 2012. The replay phone number for the United States and Canada is 1-855-859-2056. The international replay number is 1-404-537-3406.

Following the live webcast, an archived version will be available on Vertex’s website until 5:00 p.m. ET on February 16, 2012. Vertex is also providing a podcast MP3 file available for download on the Vertex website at www.vrtx.com.

(VRTX-GEN)

Vertex Contacts:

Investors

Michael Partridge, 617-444-6108

Lora Pike, 617-444-6755

Media

Zachry Barber, 617-444-6470